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                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Petroleum Helicopters, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2003 (the "Report"), I, Michael J. McCann, Chief Financial Officer and Treasurer of the Company, certify that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Petroleum Helicopters, Inc.


By: /s/ Michael J. McCann
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      Michael J. McCann
      Chief Financial Officer
      November 14, 2003